EXECUTION VERSION
AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER
     THIS AMENDMENT, dated as of March 10, 2008 (the “Amendment”), to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 23, 2008 by and among Cogdell Spencer Inc., a Delaware corporation (“CSI”), Cogdell Spencer LP, a Delaware limited partnership (the “Parent”), Goldenboy Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of the Parent (“Merger Sub”), MEA Holdings, Inc., a Wisconsin corporation (the “Holding Company”), Marshall Erdman & Associates, Inc., a Wisconsin corporation (“MEA”) and Marshall Erdman Development, LLC, a Wisconsin limited liability company (“MED,” and together with the Holding Company and MEA, the “Merging Companies,” and each individually a “Merging Company”) and David Pelisek, David Lubar and Scott Ransom, in their capacity as the Seller Representative, is entered into by and among CSI, Parent, Merger Sub, the Merging Companies and the Seller Representative. Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to such terms in the Merger Agreement.
RECITALS
     WHEREAS, the parties hereto have entered into the Merger Agreement with respect to the proposed merger of Merger Sub with and into the Holding Company (the “Merger”) in accordance with the Merger Agreement and the Wisconsin Business Corporation Law (the “WBCL”);
     WHEREAS, the parties had anticipated that the transaction contemplated by the Merger Agreement would close and the Merger would become effective on February 29, 2008, but the parties now wish to amend the Merger Agreement to provide that the Closing shall occur not later than March 10, 2008;
     WHEREAS, the parties also wish to amend the Merger Agreement to provide that (i) certain of the adjustments to the Total Equity Price provided for in the Merger Agreement shall be made as if the Closing had occurred on February 29, 2008; (ii) no dividends or distributions may be paid or made by the Merging Companies after the second business day preceding the Closing and (iii) the amount of any such dividend or distribution may not exceed an amount that if paid on February 27, 2008 would have caused Working Capital as of the close of business on February 28, 2008 to be less than zero; and
     WHEREAS, the parties hereto desire to further amend the Agreement to clarify the understanding of the parties with respect to the indemnification to be provided by the Sellers pursuant to Section 10.1 of the Merger Agreement.
     NOW, THEREFORE, in consideration of the mutual promises herein made and the representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

1.1 Amendments. The Merger Agreement is amended as follows:
(a) Section 2.2(a) is amended to read in its entirely as follows:
          (a) Funding. At the Effective Time, (i) the Parent shall deposit the Liquidation Consideration with the Exchange Agent; (ii) the Parent shall pay the obligations described in Section 3.2(k)(v) (the Excluded Liabilities) and Section 3.2(k)(vi) (the M&I Debt) in the amounts specified by the Persons to whom such obligations are owed in the Payoff Statement referred to in Section 3.2(k)(v) such that the Merging Companies thereupon shall have no further liability whatsoever to those Persons; (iii) the Parent shall deposit, or cause to be deposited, the Indemnity Escrow Amount, the Adjustment Amount and the Appraisal Rights Amount (if any) (each reduced in accordance with Section 1.4(f) by the amounts attributable to the Contributed Shares) into the Escrow Account and (iv) the Parent shall pay the Reserve Amount to the Seller Representative. Immediately following the Effective Time, and subject to Section 2.2(d), (x) the Holding Company shall deposit with the Exchange Agent referred to below the sum of $22,446,779.22 (the “Holding Company Deposit”) and (y) the Parent shall provide funds, from time to time when and as required in addition to the Holding Company Deposit, to make the payments provided for herein when due, to a bank or trust company designated by the Parent and reasonably satisfactory to the Holding Company (the “Exchange Agent”), such funds together with the Holding Company Deposit to be used for the benefit of the holders of the Merger Shares and Company Options, in cash in U.S. dollars in the aggregate amounts necessary to permit the Parent to discharge its obligations under this Agreement in an aggregate amount equal to the Estimated Total Cash Equity Price (reduced in accordance with Section 1.4(f) by the amounts attributable to the Contributed Shares) (the Holding Company Deposit and such cash deposited by the Parent pursuant to the foregoing provision (and interest thereon), being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall deliver the Merger Consideration and the Option Payments out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. Payment of Merger Consideration and Option Payments shall be made in installments as necessary, taking into account any Excess Payment and disbursement of the Indemnity Escrow Amount, the Adjustment Amount, the Appraisal Rights Amount (if any) and the Reserve Amount.
          (b) Section 3.1 is amended by replacing “February 29, 2008” with “March 10, 2008”.
          (c) Notwithstanding anything to the contrary in the Merger Agreement, all references to the Closing Date contained in the definitions of  Closing Balance Sheet, Closing Date Indebtedness, Estimated Balance Sheet and Working Capital shall be deemed to be references to February 29, 2008.
          (d) Item 7 of Schedule 6.2 shall be deleted.
          (e) The following clause shall be added immediately before the period at the end of clause (iii) of Section 10.1(b): “and (iv) any indemnification obligations under the engagement letter dated July 11, 2007 between the Holding Company and Wachovia Capital Markets, LLC.”

     1.2 Governing Law. THIS AMENDMENT IS GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     1.3 Merger Agreement Otherwise in Full Force and Effect. Except as provided herein, all provisions, terms and conditions of the Merger Agreement shall remain in full force and effect.
     1.4 Counterparts. This Amendment may be executed in one or more counterparts, all of which are considered but one and the same agreement, and become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. A facsimile signature of this Amendment is effective as an original.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

COGDELL SPENCER INC.

By:

Name:	Frank C. Spencer
Title:	President and CEO

PARENT:

COGDELL SPENCER LP

By:	CS Business Trust I, its General Partner

By:	Cogdell Spencer Inc., its Sole Beneficial Owner

By:

Name:	Frank C. Spencer
Title:	President and CEO

MERGER SUB:

GOLDENBOY ACQUISITION CORP.

By:	Cogdell Spencer LP, its Sole Beneficial Owner

By:	CS Business Trust I, its General Partner

By:	Cogdell Spencer Inc., its Sole Beneficial Owner

By:

Name:	Frank C. Spencer
Title:	President and CEO
[Signature page to Amendment]

THE HOLDING COMPANY:

MEA HOLDINGS, INC.

By:

Name:

Title

MEA:

MARSHALL ERDMAN & ASSOCIATES, INC.

By:

Name:

Title:

MED:

MARSHALL ERDMAN DEVELOPMENT, LLC

By:

Name:

Title:

SELLER REPRESENTATIVES:

David Pelisek

David Lubar

Scott Ransom
[Signature page to Amendment]

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